Exhibit 99.1

GREAT PLAINS ENERGY REPORTS SOLID FULL-YEAR RESULTS
• WESTAR ACQUISITION ON TRACK FOR SECOND QUARTER 2017 COMPLETION
• REAFFIRMS LONG-TERM EARNINGS AND DIVIDEND GROWTH TARGETS

Kansas City, Mo. (February 23, 2017) - Great Plains Energy (NYSE: GXP) today announced fourth quarter 2016 earnings of $83.2 million or $0.39 per share of average common stock outstanding, compared with fourth quarter 2015 earnings of $22.5 million or $0.15 per share. Great Plains Energy also reported full-year 2016 earnings of $273.5 million or $1.61 per share, compared to $211.4 million or $1.37 per share in 2015.
Great Plains Energy’s adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude certain costs, expenses, gains, losses and the per share dilutive effect of equity issuances resulting from the anticipated acquisition of Westar. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $20.2 million and $0.13, respectively, in the fourth quarter of 2016 compared with $22.5 million and $0.15, respectively, in the fourth quarter of 2015. For the full-year 2016, Great Plains Energy’s adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) were $286.0 million and $1.85, respectively, compared with $211.4 million and $1.37, respectively, in 2015. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are reconciled to GAAP earnings in the financial tables included in this release.
“In 2016, we delivered solid financial and operating performance while working to exceed customer expectations. Through our anticipated acquisition of Westar, we are shaping the region’s bright energy future by working to keep our power local, reliable and affordable,” said Terry Bassham, chairman and chief executive officer of Great Plains Energy.
Great Plains Energy also announced it will not be issuing 2017 earnings per share guidance due to the anticipated closing of the Westar acquisition, which remains on-track for completion in the second quarter of 2017. The Company also reaffirmed its annualized 2016 to 2020 base plan and post-acquisition earnings per share and dividend growth targets:

	Base Plan	Post-Transaction
Earnings Per Share Growth Target (a)	4% - 5%	6% - 8%
Dividend Growth Target	5% - 7%	5% - 7%
(a) Based on our original 2016 earnings per share guidance range of $1.65 - $1.80.

Great Plains Energy Fourth Quarter:

GREAT PLAINS ENERGY INCORPORATED
Consolidated Earnings and Diluted Earnings Per Share
Three Months Ended December 31
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
	2016	2015	2016	2015
GAAP Earnings	(millions)
Electric Utility	$13.7	$27.4	$0.06	$0.18
Other	84.3	(4.5)	0.40	(0.03)
Net income	98.0	22.9	0.46	0.15
Preferred dividends	(14.8)	(0.4)	(0.07)	—
Earnings available for common shareholders	$83.2	$22.5	$0.39	$0.15

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$83.2	$22.5	$0.39	$0.15
Costs to achieve acquisition of Westar:
Operating expenses, pre-tax (a)	14.8	—	0.10	—
Interest charges, pre-tax (b)	16.9	—	0.10	—
Mark-to-market impacts of interest rate swaps, pre-tax (c)	(158.1)	—	(1.02)	—
Interest income, pre-tax (d)	(3.2)	—	(0.02)	—
Income tax expense (e)	51.8	—	0.33	—
Preferred stock (f)	14.8	—	0.10	—
Dilutive impact of October 2016 share issuance (g)	n/a	n/a	0.15	—
Adjusted Earnings (Non-GAAP)	$20.2	$22.5	$0.13	$0.15

Average Shares Outstanding			(millions)
Shares used in calculating diluted earnings per share			214.2	154.9
Adjustment for October 2016 share issuance (g)			(59.2)	—
Shares used in calculating adjusted earnings per share (Non-GAAP)			155.0	154.9
(a) Reflects legal, advisory and consulting fees and certain severance expenses.
(b) Reflects fees incurred to finance the anticipated acquisition of Westar, including fees for a bridge term loan facility.
(c) Reflects the mark-to-market gain on interest rate swaps entered into in connection with financing the anticipated acquisition of Westar.
(d) Reflects interest income earned on the proceeds from Great Plains Energy's October 2016 equity offerings.
(e) Reflects an income tax effect calculated at a 38.9% statutory rate, with the exception of certain non-deductible legal and financing fees.
(f) Reflects reductions to earnings available for common shareholders related to preferred stock dividend requirements for Great Plains Energy's 7.00% Series B Mandatory Convertible Preferred Stock issued in October 2016.
(g) Reflects the average share impact of Great Plains Energy's issuance of 60.5 million shares of common stock in October 2016.
On a per-share basis, drivers for the decrease in fourth quarter 2016 adjusted earnings (non-GAAP) per share compared to the same period in 2015 included the following:

•	An estimated $0.04 impact from a decrease in weather-normalized retail demand;

•	$0.06 increase in other operating and maintenance expense;

•	$0.01 of higher depreciation and amortization;

•	$0.01 of higher general taxes; and

•	$0.02 of other items.
These drivers were partially offset by the following:

•	An estimated $0.06 increase due to colder weather driven by a 9 percent increase in heating degree days compared to the fourth quarter 2015; and

•
A $0.06 impact from Missouri Energy Efficiency Investment Act (MEEIA) performance incentive recognized in 2016 related to the achievement of certain energy savings levels in the first cycle of our energy efficiency programs.

Overall retail MWh sales were up 1.6 percent in the fourth quarter 2016, compared to the 2015 period with the increase driven by weather. The weather impact in the fourth quarter 2016, when compared to normal, was flat.
Great Plains Energy Full-Year:

GREAT PLAINS ENERGY INCORPORATED
Consolidated Earnings and Diluted Earnings Per Share
Year Ended December 31
(Unaudited)

			Earnings per Great
	Earnings		Plains Energy Share
	2016	2015	2016	2015
GAAP Earnings	(millions)
Electric Utility	$292.1	$223.8	$1.72	$1.45
Other	(2.1)	(10.8)	(0.01)	(0.07)
Net income	290.0	213.0	1.71	1.38
Preferred dividends and redemption premium	(16.5)	(1.6)	(0.10)	(0.01)
Earnings available for common shareholders	$273.5	$211.4	$1.61	$1.37

Reconciliation of GAAP to Non-GAAP
Earnings available for common shareholders	$273.5	$211.4	$1.61	$1.37
Costs to achieve acquisition of Westar:
Operating expenses, pre-tax (a)	34.2	—	0.22	—
Interest charges, pre-tax (b)	35.9	—	0.24	—
Mark-to-market impacts of interest rate swaps, pre-tax (c)	(79.3)	—	(0.51)	—
Interest income, pre-tax (d)	(3.2)	—	(0.02)	—
Income tax expense (e)	9.5	—	0.06	—
Preferred stock (f)	15.4	—	0.10	—
Dilutive impact of October 2016 share issuance (g)	n/a	n/a	0.15	—
Adjusted Earnings (Non-GAAP)	$286.0	$211.4	$1.85	$1.37

Average Shares Outstanding			(millions)
Shares used in calculating diluted earnings per share			169.8	154.8
Adjustment for October 2016 share issuance (g)			(14.9)	—
Shares used in calculating adjusted earnings per share (Non-GAAP)			154.9	154.8
(a) Reflects legal, advisory and consulting fees and certain severance expenses.
(b) Reflects fees incurred to finance the anticipated acquisition of Westar, including fees for a bridge term loan facility.
(c) Reflects the mark-to-market gain on interest rate swaps entered into in connection with financing the anticipated acquisition of Westar.
(d) Reflects interest income earned on the proceeds from Great Plains Energy's October 2016 equity offerings.
(e) Reflects an income tax effect calculated at a 38.9% statutory rate, with the exception of certain non-deductible legal and financing fees.
(f) Reflects reductions to earnings available for common shareholders related to preferred stock dividend requirements for Great Plains Energy's 7.00% Series B Mandatory Convertible Preferred Stock issued in October 2016 and the redemption of cumulative preferred stock in August 2016, including the redemption premium.
(g) Reflects the average share impact of Great Plains Energy's issuance of 60.5 million shares of common stock in October 2016.
On a per-share basis, drivers for the increase in full-year 2016 adjusted earnings (non-GAAP) per share compared to the same period in 2015 included the following:

•	An estimated $0.44 from new Missouri and Kansas retail rates that became effective September 29, 2015 and October 1, 2015, respectively;

•	An estimated $0.15 increase due to warmer weather driven by a 16 percent increase in cooling degree days in 2016 compared to 2015;

•	An estimated $0.18 increase due to new cost recovery mechanisms and an increase in the recovery of throughput disincentive associated with our energy efficiency programs; and

•	A $0.06 impact from MEEIA performance incentive recognized in 2016 related to the achievement of certain energy savings levels in the first cycle of our energy efficiency programs.
These drivers were partially offset by the following:

•	An estimated $0.04 impact from a decrease in weather-normalized retail demand;

•	$0.11 increase in other operating and maintenance expense;

•	$0.06 increase in depreciation and amortization;

•	$0.05 of higher general taxes; and

•	$0.09 of other items including interest expense.
Overall retail MWh sales were up 0.7 percent compared to the 2015 period with the increase driven by weather. The favorable weather impact in the full-year 2016, when compared to normal, was approximately $0.06 per share.
On a weather-normalized basis, full-year 2016, retail MWh sales decreased an estimated 0.8 percent, net of an estimated 0.8 percent impact from Missouri Energy Efficiency Investment Act, compared to the 2015 period.
Adjusted Earnings (Non-GAAP)
In addition to earnings available for common shareholders, Great Plains Energy's management uses adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) to evaluate earnings and earnings per share without the impact of the anticipated acquisition of Westar. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) exclude certain costs, expenses, gains, losses and the per share dilutive effect of equity issuances resulting from the anticipated acquisition. This information is intended to enhance an investor's overall understanding of results. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are used internally to measure performance against budget and in reports for management and the Board of Directors. Adjusted earnings (non-GAAP) and adjusted earnings per share (non-GAAP) are financial measures that are not calculated in accordance with GAAP and may not be comparable to other companies’ presentations or more useful than the GAAP information.

Great Plains Energy will post its 2016 Form 10-K, as well as supplemental financial information related to the fourth quarter and full-year on its website,
www.greatplainsenergy.com.
Earnings Webcast Information:
An earnings conference call and webcast is scheduled for 9:00 a.m. ET Friday, February 24, 2017, to review the Company’s 2016 fourth quarter and full-year earnings and operating results.
A live audio webcast of the conference call, presentation slides, supplemental financial information, and the earnings press release will be available on the investor relations page of Great Plains Energy’s website at www.greatplainsenergy.com. The webcast will be accessible only in a “listen-only” mode.
The conference call may be accessible by dialing (888) 353-7071 (U.S./Canada) or (724) 498-4416 (international) five to ten minutes prior to the scheduled start time. The pass code is 54300457.
A replay and transcript of the call will be available later in the day by accessing the investor relations section of the Company’s website. A telephonic replay of the conference call will also be available through March 3, 2017, by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (international). The pass code is 54300457.
About Great Plains Energy:
Headquartered in Kansas City, Mo., Great Plains Energy Incorporated (NYSE: GXP) is the holding company of Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company, two of the leading regulated providers of electricity in the Midwest. Kansas City Power & Light Company and KCP&L Greater Missouri Operations Company use KCP&L as a brand name. More information about the companies is available on the Internet at: www.greatplainsenergy.com or www.kcpl.com.
Forward-Looking Statements:
Statements made in this report that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made.  Forward-looking statements include, but are not limited to, statements relating to Great Plains Energy’s proposed acquisition of Westar Energy, Inc. (Westar), the outcome of regulatory proceedings, cost estimates of capital projects and other matters affecting future operations.  In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy and KCP&L are providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information.  These important factors include: future economic conditions in regional, national and international markets and their effects on sales, prices and costs; prices and availability of electricity in regional and national wholesale markets; market perception of the energy industry, Great Plains Energy and KCP&L; changes in business strategy, operations or development plans; the outcome of contract negotiations for goods and services; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates the Companies can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and credit spreads and in availability and cost of capital and the effects on derivatives and hedges, nuclear decommissioning trust and pension plan assets and costs; impairments of long-lived assets or goodwill; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts, including, but not limited to, cyber terrorism; ability to carry out marketing and sales plans; weather conditions including, but not limited to, weather-related damage and their effects on sales, prices and costs; cost, availability, quality and deliverability of fuel; the inherent uncertainties in estimating the effects of weather, economic conditions and other factors on customer consumption and financial results; ability to achieve generation goals and the occurrence and duration of planned and unplanned generation outages; delays in the anticipated in-service dates and cost increases of generation, transmission, distribution or other projects; Great Plains Energy's ability to successfully manage its transmission joint ventures or to integrate or restructure the transmission joint ventures of Westar;  the inherent risks associated with the ownership and operation of a nuclear facility including, but not limited to, environmental, health, safety, regulatory and financial risks; workforce risks, including, but not limited to, increased costs of retirement, health care and other benefits; the ability of Great Plains Energy to obtain the regulatory approvals necessary to complete the anticipated acquisition of Westar and the terms of those approvals; the risk that a condition to the closing of the anticipated acquisition of Westar or the committed debt or equity financing may not be satisfied or that the anticipated acquisition may fail to close; the failure to obtain, or to obtain on favorable terms, any financings necessary to complete or permanently finance the anticipated acquisition of Westar and the costs of such financing; the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the anticipated acquisition of Westar; the costs incurred to consummate the anticipated acquisition of Westar; the possibility that the expected value creation from the anticipated acquisition of Westar will not be realized, or will not be realized within the expected time period; the credit ratings of Great Plains Energy following the anticipated acquisition of Westar; disruption from the anticipated acquisition of Westar making it more difficult to maintain relationships with customers, employees, regulators or suppliers; the diversion of management time and attention on the proposed transactions; and other risks and uncertainties.
Great Plains Energy Contacts:
Investors: Calvin Girard, Senior Manager, Investor Relations, (816) 654-1777,
calvin.girard@kcpl.com
Media: Katie McDonald, Senior Director, Corporate Communications, (816) 556-2365,
katie.mcdonald@kcpl.com